EXHIBIT 1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13D, dated September 7, 2007, with respect to the Series A Shares and Series B Shares of Sociedad Quimica y Minera de Chile S.A. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.< /P>

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 7th day of September, 2007.

GLOBAL MINING INVESTMENT (CHILE) LTDA.	SQ S.A.

By /s/ Jose Guerrero Zamorano	By /s/ Jorge Araya Cabrera
Name: Jose Guerrero Zamorano	Name: Jorge Araya Cabrera
Title: General Manager	Title: General Manager

SOCIEDAD DE INVERSIONES PAMPA CALICHERA S.A.	S.Q. GRAND CAYMAN CORP.

By /s/ Jorge Araya Cabrera	By /s/ Roberto Guzman Lyon
Name: Jorge Araya Cabrera	Name: Roberto Guzman Lyon
Title: General Manager	Title: General Manager

SOCIEDAD DE INVERSIONES ORO BLANCO S.A.	PACIFIC ATLANTIC TRADING CORPORATION

By /s/ Jorge Araya Cabrera	By /s/ Roberto Guzman Lyon
Name: Jorge Araya Cabrera	Name: Roberto Guzman Lyon
Title: General Manager	Title: General Manager

NORTE GRANDE S.A.	THE PACIFIC TRUST

By /s/ Jorge Araya Cabrera	By /s/ Roberto Guzman Lyon
Name: Jorge Araya Cabrera	Name: Roberto Guzman Lyon
Title: General Manager	Title: General Manager

INVERSIONES SQYA S.A.	JULIO PONCE LEROU

By /s/ Jorge Araya Cabrera	By /s/ Julio Ponce Lerou
Name: Jorge Araya Cabrera	Name: Julio Ponce Lerou
Title: General Manager

INVERSIONES LA ESPERANZA (CHILE) LTDA.	LA ESPERANZA DELAWARE CORPORATION

By /s/ Koji Yoshimoto	By /s/ Koji Yoshimoto
Name: Koji Yoshimoto	Name: Koji Yoshimoto
Title: General Manager	Title: Attorney-in-Fact

KOCHI S.A.	KOWA COMPANY LTD.

By /s/ Koji Yoshimoto	By /s/ Koji Yoshimoto
Name: Koji Yoshimoto	Name: Koji Yoshimoto
Title: General Manager	Title: Attorney-in-Fact

TAKAYASU MIWA	YOSHIHIRO MIWA

By /s/ Takayasu Miwa	By /s/ Yoshihiro Miwa
Name: Takayasu Miwa	Name: Yoshihiro Miwa